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                                 EXHIBIT 3

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                       [GRAPHIC OF SUNCOR ENERGY LOGO]

TO ALL SHAREHOLDERS
OF SUNCOR ENERGY INC.

                        RE: INTERIM FINANCIAL STATEMENTS

         As you may be aware, a National Policy Statement on Shareholder Communication (Policy No. 41) has been issued by the Canadian securities regulatory authorities, one of the main goals of which is to ensure uniformity of access to corporate information and voting rights for registered and non-registered shareholders. This Policy states that interim financial statements do not have to be mailed to shareholders unless specifically requested by the shareholder in writing. Suncor Energy Inc. will continue to mail interim financial statements to all registered shareholders but will only mail the interim statements to those non-registered shareholders who specifically request this information. (Registered shareholders are those whose shares are registered in their own name; non-registered shareholders are those whose shares are registered in the name of an intermediary).

         In accordance with this Policy, Suncor Energy Inc. has developed a Supplemental Mailing List which is maintained by our transfer agent, Computershare Trust Company of Canada, in addition to and separate from the regular registered shareholder mailing list.

         Therefore, if you are a non-registered shareholder and you wish to receive interim financial statements, please complete and return the reply section of this letter with your executed proxy. Your name will then be placed on our Supplemental Mailing List to receive interim financial statements.

         For further information, please contact:

                  Computershare Trust Company of Canada
                  600, 530 Eighth Avenue S.W.
                  Calgary, Alberta
                  T2P 3S8
                  Telephone: (403) 267-6555
                             1-888-267-6555

 ...............................................................................

       THIS FORM SHOULD BE COMPLETED ONLY BY NON-REGISTERED SHAREHOLDERS
               WHO WISH TO RECEIVE INTERIM FINANCIAL STATEMENTS

TO:      SUNCOR ENERGY INC. (CUSIP No. 867229106)

Please place my name on your Supplemental Mailing List to receive interim financial statements.

Name:        _________________________________________________________________

Address:     _________________________________________________________________

             _________________________________________________________________

Postal Code: _________________________________________________________________

                                (VOIR AU VERSO)
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        SUNCOR ENERGY INC.

Date: March 23, 2001                    By:

                                            "MICHAEL W. O'BRIEN"
                                            -----------------------------------
                                             MICHAEL W. O'BRIEN
                                             Executive Vice President,
                                             Corporate Development and
                                             Chief Financial Officer